EXHIBIT 10.28
Description of Arrangement for Directors Fees
The table below sets forth the amount of fees payable to outside directors of Webster Financial Corporation for their services as Directors for the period April 2005 to April 2006. The Nominating and Corporate Governance Committee will conduct its annual compensation review in April 2006 in connection with the Company’s annual meeting. The Committee may decide to revise the Schedule shown below at the meeting or at another meeting.

Event	Fee
Annual Retainer	$25,000 payable in the form of restricted stock

Board Meeting Attended	$1,250

Committee Meeting Attended	$1,250

Telephonic Board Meeting	$625

Telephonic Committee Meeting	$625

Separate Webster Financial Corporation and Webster Bank Board Meetings Held on the Same Day	$1,750

Annual Retainer for the Chairman of the Audit Committee	$15,000

Annual Retainer for the Chairpersons of the Compensation Committee	$5,000

Annual Retainer for Lead Director and Chair of Nominating and Corporate Governance Committee	$20,000

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